EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 5, 2004 (except for note 10 as to which the date is December 9, 2004) which expresses an unqualified opinion and is incorporated by reference in the Annual Report on Form 10-KSB of Arrowhead Research Corporation for the year ended September 30, 2004.

/s/ ROSE, SNYDER & JACOBS

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

April 14, 2005